Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Clear Skies Solar, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2011 as filed with the Securities and Exchange Commission (the “Report”), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Ezra J. Green, the Chairman & Chief Executive Officer of the Company and Arthur L. Goldberg, the Chief Financial Officer of the Company, each certifies that:

1.

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Ezra J. Green
	Name:	Ezra J. Green
	Title:	Chairman & Chief Executive Officer (Principal Executive Officer)
	Dated:	August 15, 2011

By:	/s/ Arthur L. Goldberg
	Name:	Arthur L. Goldberg
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

	Dated:	August 15, 2011